Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 57th Consecutive Quarter of Net Income — Earns $23.5 Million

SECOND QUARTER HIGHLIGHTS

•                 Redeemed $361.2 million of senior perpetual preferred stock from the U.S. Treasury and recorded a $12 million non-cash deemed preferred stock dividend

•                 Diluted earnings per common share was 18 cents, excluding the non-cash deemed preferred stock dividend

•                 Net income of $23.5 million

•                 Net interest margin of 3.80 percent

•                 Recorded a FDIC special assessment of $8.4 million, or 4 cents per common share

•                 Average loans and leases increased by $1.1 billion, or 8.7 percent

•                 Average deposits increased by $1.5 billion, or 15.2 percent

•                 Capital ratios exceed stated well capitalized requirements

•                 Announced regular quarterly cash dividend of 5 cents per common share, payable August 31, 2009

Earnings Summary								Table 1
($ in thousands, except per-share data)				Percent Change
	2Q 2009	1Q 2009	2Q 2008	2Q09 vs 1Q09	2Q09 vs 2Q08	YTD 2009	YTD 2008	Percent Change
Net income	$23,543	$26,647	$23,702	(11.6)%	(.7)%	$50,190	$71,128	(29.4)%
Preferred stock dividends	1,193	5,185	—	(77.0)	N.M.	6,378	—	N.M.
Subtotal	22,350	21,462	23,702	4.1	(5.7)	43,812	71,128	(38.4)
Non-cash deemed preferred stock dividend	12,025	—	—	N.M.	N.M.	12,025	—	N.M.
Net income available to common stockholders	$10,325	$21,462	$23,702	(51.9)	(56.4)	$31,787	$71,128	(55.3)
Diluted earnings per common share	$.08	$.17	$.19	(52.9)	(57.9)	$.25	$.57	(56.1)
Diluted earnings per common share excluding non-cash deemed preferred stock dividend	.18	.17	.19	5.9	(5.3)	.35	.57	(38.6)

Financial Ratios (1)
Return on average assets	.53%	.62%	.58%			.58%	.88%
Return on average common equity (2)	7.82	7.58	8.57			7.70	12.85
Net interest margin	3.80	3.66	4.00			3.73	3.92
Net charge-offs as a percentage of average loans and leases	1.43	1.04	.84			1.24	.64

(1) Annualized						N.M. = Not meaningful

 (2) Excludes non-cash deemed preferred stock dividend of $12,025 in the second quarter and year-to-date of 2009.  Including this amount, the return on average common equity was 3.61% and 5.59% for the second quarter and year-to-date 2009, respectively.

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WAYZATA, MN, July 22, 2009 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported second quarter 2009 diluted earnings per common share of 8 cents, compared with 19 cents in the second quarter of 2008 and 17 cents for the first quarter of 2009. In April, TCF redeemed $361.2 million of senior perpetual preferred stock from the U.S. Treasury and recorded a related $12 million non-cash deemed preferred stock dividend. Diluted earnings per share in the second quarter of 2009 was 18 cents excluding the non-cash deemed preferred stock dividend.  Net income for the second quarter of 2009 was $23.5 million, compared with $23.7 million in the second quarter of 2008 and $26.6 million in the first quarter of 2009.

Diluted earnings per share for the first six months of 2009 was 25 cents, compared with 57 cents for the same 2008 period. Diluted earnings per share for the first six months of 2009 was 35 cents excluding the non-cash deemed preferred stock dividend. Net income for the first six months of 2009 was $50.2 million, compared with $71.1 million for the same 2008 period.

TCF declared a quarterly cash dividend of 5 cents per common share payable on August 31, 2009 to stockholders of record at the close of business on July 31, 2009.

Chairman’s Statement

“TCF reported its 57th consecutive profitable quarter and announced a regular quarterly dividend of 5 cents per common share – our 85th consecutive quarter paying a dividend,” said William A. Cooper, TCF Chairman and CEO. “At the heart of our core business, we saw continued positive momentum in revenues with increasing margin and fee income along with strong growth in deposit accounts and balances as well as loans and leases.  Although provision for loan and lease losses remain at higher levels during this credit cycle, our philosophy of conservative banking and secured lending positions TCF to quickly benefit as the economy improves.”

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Total Revenue								Table 2

				Percent Change
($ in thousands)	2Q	1Q	2Q	2Q09 vs	2Q09 vs	YTD	YTD	Percent
	2009	2009	2008	1Q09	2Q08	2009	2008	Change
Net interest income	$156,463	$145,413	$151,562	7.6%	3.2%	$301,876	$294,391	2.5%
Fees and other revenue:
Fees and service charges	77,536	57,064	67,961	35.9	14.1	134,600	131,508	2.4
Card revenue	26,604	24,960	26,828	6.6	(.8)	51,564	51,599	(.1)
ATM revenue	7,973	7,598	8,267	4.9	(3.6)	15,571	16,237	(4.1)
Total banking fees	112,113	89,622	103,056	25.1	8.8	201,735	199,344	1.2
Leasing and equipment finance	16,881	12,651	14,050	33.4	20.1	29,532	26,184	12.8
Other	820	458	4,398	79.0	(81.4)	1,278	8,681	(85.3)
Total fees and other revenue	129,814	102,731	121,504	26.4	6.8	232,545	234,209	(.7)
Gains on securities	10,556	11,548	1,115	(8.6)	N.M.	22,104	7,401	198.7
Visa share redemption	-	-	-	-	-	-	8,308	(100.0)
Total non-interest income	140,370	114,279	122,619	22.8	14.5	254,649	249,918	1.9
Total revenue	$296,833	$259,692	$274,181	14.3	8.3	$556,525	$544,309	2.2

Net interest margin (1)	3.80%	3.66%	4.00%			3.73%	3.92%
Fees and other revenue as a % of:
Total revenue	43.73	39.56	44.32			41.79	43.03
Average assets (1)	2.94	2.40	2.97			2.67	2.88

N.M. = Not Meaningful
(1) Annualized

Net Interest Income

•                  Net interest margin in the second quarter of 2009 was 3.80 percent, compared with 4.00 percent in the second quarter of 2008 and 3.66 percent in the first quarter of 2009.  The decrease in net interest margin from the second quarter of 2008 was primarily due to lower average yields in the securities available for sale portfolio due to sales and purchase activity, investing excess liquidity on a short-term basis, the issuance of trust preferred stock in the third quarter of 2008 and lower yields on loans and leases, partially offset by lower deposit rates.  The increase in net interest margin from the first quarter of 2009 was primarily due to a reduction in rates paid on deposits, partially offset by lower average yields on securities available for sale.

•                  At June 30, 2009, TCF had $147.9 million on deposit with the Federal Reserve which is included in cash and due from banks compared with $742.9 million at March 31, 2009.  TCF has $600.1 million in short-term Fannie Mae and Freddie Mac debentures at June 30, 2009.

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Non-interest Income

•                  Banking fees and service charges were $77.5 million, up $9.6 million, or 14.1 percent, from the second quarter of 2008 and up $20.5 million, or 35.9 percent, from the first quarter of 2009 primarily due to an increased number of checking accounts and related fee income.

•                  Card revenues totaled $26.6 million for the second quarter of 2009, essentially flat with the second quarter of 2008 and up $1.6 million, or 6.6 percent, from the first quarter of 2009. The growth in card revenue from the first quarter of 2009 was primarily due to a higher number of active accounts, as a result of increases in the number of checking accounts and seasonal increases in the average number of transactions per account.

•                  Leasing and equipment finance revenues were $16.9 million for the second quarter of 2009, up $2.8 million, or 20.1 percent, from the second quarter of 2008 and up $4.2 million, or 33.4 percent, from the first quarter of 2009. The increase in leasing revenue from the second quarter of 2008 and first quarter of 2009 was primarily due to higher sales-type lease revenue which varies from period to period based on customer-driven events.

•                  Other non-interest income was $820 thousand, down $3.6 million from the second quarter of 2008, primarily due to TCF no longer selling investment and insurance products in the branches.

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Loans and Leases

Average Loans and Leases							Table 3
				Percentage Change
($ in thousands)	2Q 2009	1Q 2009	2Q 2008	2Q09 vs 1Q09	2Q09 vs 2Q08	YTD 2009	YTD 2008	Percent Change
Loans and leases:
Consumer real estate
First mortgage lien	$ 4,938,187	$ 4,896,521	$ 4,862,990.9%		1.5%	$ 4,917,468	$ 4,800,415	2.4%
Junior lien	2,355,913	2,399,178	2,420,963	(1.8)	(2.7)	2,377,427	2,393,678	(.7)
Total consumer real estate	7,294,100	7,295,699	7,283,953	-	.1	7,294,895	7,194,093	1.4
Consumer other	36,255	39,539	46,492	(8.3)	(22.0)	37,887	45,251	(16.3)
Total consumer	7,330,355	7,335,238	7,330,445	(.1)	-	7,332,782	7,239,344	1.3
Commercial real estate	3,110,030	2,998,516	2,656,392	3.7	17.1	3,054,581	2,611,403	17.0
Commercial business	483,493	499,756	529,470	(3.3)	(8.7)	491,580	536,579	(8.4)
Total commercial	3,593,523	3,498,272	3,185,862	2.7	12.8	3,546,161	3,147,982	12.6
Leasing and equipment finance	2,809,787	2,632,893	2,229,467	6.7	26.0	2,721,829	2,185,081	24.6
Inventory finance	118,317	28,475	-	N.M.	N.M.	73,644	-	N.M.
Total Loans and Leases	$13,851,982	$13,494,878	$12,745,774	2.6	8.7	$13,674,416	$12,572,407	8.8

N.M. = Not meaningful

•                  Average consumer real estate loan balances were relatively flat from the second quarter of 2008 and the first quarter of 2009 reflecting less consumer demand for home equity financing and very competitive pricing from government sponsored and supported programs.

•                  At June 30, 2009, 67.7 percent of the consumer real estate loan portfolio was secured by first liens.

•                  Average commercial loan balances increased $407.7 million, or 12.8 percent, from the second quarter of 2008 and $95.3 million, or 2.7 percent, from the first quarter of 2009 as a reduction in competitive alternatives has increased the opportunity to attract high quality customers.

•                  Average leasing and equipment finance balances increased $580.3 million, or 26 percent, from the second quarter of 2008 and $176.9 million, or 6.7 percent, from the first quarter of 2009.  The $277.4 million portfolio purchase in the first quarter of 2009 contributed $134.1 million of the increase in average balances from the first quarter of 2009.

•                  Average inventory finance loans increased $89.8 million, to $118.3 million, for the second quarter of 2009 from the first quarter of 2009.  During the second quarter of 2009, TCF Inventory Finance generated $44.7 million of loans in the lawn and garden industry which TCF entered in the second quarter of 2009.

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Securities Available for Sale

Average Securities Available for Sale								Table 4
				Yield				Yield
($ in thousands)	2Q	1Q	2Q			YTD	YTD	YTD	YTD
	2009	2009	2008	2Q09	2Q08	2009	2008	2009	2008
U.S. Government sponsored enterprise and federal agencies mortgage-backed securities	$1,656,767	$2,002,962	$2,180,572	4.91%	5.29%	$1,828,908	$2,140,695	5.03%	5.30%
U.S. Government sponsored enterprise debentures	527,562	8,908	-	2.17	-	269,668	-	2.15	-
Other securities	498	506	4,008	5.63	3.89	502	22,053	5.60	3.46
Total	$2,184,827	$2,012,376	$2,184,580	4.25	5.28	$2,099,078	$2,162,748	4.66	5.28

•                  TCF purchased $204 million and sold $381 million of mortgage-backed securities in the second quarter of 2009, compared with $502.9 million of purchases and $564.2 million of sales in the first quarter of 2009.

•                  TCF purchased $600.1 million of Fannie Mae and Freddie Mac debentures with maturities of three years or less in late March and April of 2009, resulting in a reduction in lower yielding interest-bearing deposits at the Federal Reserve.

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Deposits

Average Deposits								Table 5
				Percentage Change
($ in thousands)	2Q 2009	1Q 2009	2Q 2008	2Q09vs 1Q09	2Q09vs 2Q08	YTD 2009	YTD 2008	Percent Change

Non-interest bearing deposits:
Retail	$ 1,446,215	$ 1,428,453	$ 1,464,237	1.2%	(1.2)%	$ 1,437,383	$ 1,439,809	(.2)%
Small business	571,676	563,236	577,510	1.5	(1.0)	567,479	571,329	(.7)
Commercial	260,079	227,470	238,779	14.3	8.9	243,856	219,701	11.0
Subtotal	2,277,970	2,219,159	2,280,526	2.7	(.1)	2,248,718	2,230,839.8

Interest-bearing deposits:
Checking	1,792,493	1,747,480	1,883,948	2.6	(4.9)	1,770,111	1,865,277	(5.1)
Savings and money market	5,514,098	4,446,622	3,493,213	24.0	57.9	4,983,309	3,403,827	46.4
Subtotal	7,306,591	6,194,102	5,377,161	18.0	35.9	6,753,420	5,269,104	28.2
Certificates	2,087,490	2,463,405	2,471,216	(15.3)	(15.5)	2,274,409	2,485,789	(8.5)
Subtotal	9,394,081	8,657,507	7,848,377	8.5	19.7	9,027,829	7,754,893	16.4
Total deposits	$11,672,051	$10,876,666	$10,128,903	7.3	15.2	$11,276,547	$ 9,985,732	12.9

Average rate on deposits	1.15%	1.49%	1.47%			1.31%	1.73%

•                  Total average deposits increased $1.5 billion from the second quarter of 2008 and $795.4 million from the first quarter of 2009.  The increase from the second quarter of 2008 was primarily due to strong growth in savings deposits due to several initiatives involving products, pricing and marketing efforts, partially offset by declines in certificates of deposits as a result of lower pricing.

•                  The average rate paid on deposits was 1.15 percent in the second quarter of 2009, down 32 basis points from the second quarter of 2008 and down 34 basis points from the first quarter of 2009 due to reductions in interest rates paid on certain deposit products. The weighted average interest rate on total deposits was 1.07 percent at June 30, 2009.

•                  The number of new checking accounts opened in the second quarter of 2009 increased 27.4 percent, compared with the second quarter of 2008 and increased 1.4 percent from the first quarter of 2009.

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Non-interest Expense

Non-interest Expense								Table 6
				Percentage Change
($ in thousands)	2Q 2009	1Q 2009	2Q 2008	2Q09vs 1Q09	2Q09vs 2Q08	YTD 2009	YTD 2008	Percent Change
Compensation and employee benefits	$ 90,752	$ 86,190	$ 84,267	5.3%	7.7%	$176,942	$172,985	2.3%
Occupancy and equipment	31,527	32,047	31,205	(1.6)	1.0	63,574	63,618	(.1)
Deposit account premiums	7,287	6,576	2,441	10.8	198.5	13,863	3,937	N.M.
Advertising and promotions	4,134	4,445	4,689	(7.0)	(11.8)	8,579	9,490	(9.6)
Operating lease depreciation	3,860	4,024	4,460	(4.1)	(13.5)	7,884	8,974	(12.1)
FDIC insurance premiums	13,303	3,795	437	N.M.	N.M.	17,098	858	N.M.
Foreclosed real estate and repossessed assets	6,125	4,291	4,892	42.7	25.2	10,416	7,507	38.8
Other	39,558	32,840	36,338	20.5	8.9	72,398	69,636	4.0
Total non-interest expense	$196,546	$174,208	$168,729	12.8	16.5	$370,754	$337,005	10.0

N.M. = Not meaningful

•                  Compensation and benefits expenses increased $6.5 million, or 7.7 percent, from the second quarter of 2008 and $4.6 million, or 5.3 percent, from the first quarter of 2009. The increase from the second quarter of 2008 was primarily due to increases in leasing and equipment finance and inventory finance compensation costs as a result of expansion and growth and increased employee medical plan expenses, which were partially offset by headcount reductions in banking.

•                  Deposit account premiums were $7.3 million for the 2009 second quarter, up $4.8 million from the second quarter of 2008 and up $711 thousand from the first quarter of 2009 due to successful marketing campaigns resulting in increased checking account production.

•                  FDIC insurance premiums were up $12.9 million from the second quarter of 2008 and up $9.5 million from the first quarter of 2009 primarily attributable to a special FDIC assessment of $8.4 million recorded in the second quarter of 2009 and due to higher insurance premium rates as a result of TCF’s larger deposit base.

•                  Foreclosed real estate and repossessed asset expenses increased $1.2 million from the second quarter of 2008 and $1.8 million from the first quarter of 2009 primarily due to increased levels of commercial and consumer real estate owned.

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•                  Other expenses increased $3.2 million from the second quarter of 2008 and $6.7 million from the first quarter of 2009 primarily due to increased credit insurance expense on certain consumer loans and increased reserves for expected losses on unfunded commitments.  These increases were partially offset by decreased severance and separation costs.

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Credit Quality

Credit Quality Summary													Table 7
							Percent Change
($ in thousands)	2Q 2009		1Q 2009		2Q 2008		2Q09vs 1Q09	2Q09vs 2Q08	YTD 2009		YTD 2008		% Chg
Allowance for Loan and Lease Losses
Balance at beginning of period	$181,216		$172,442		$97,390		5.1%	86.1%	$172,442		$80,942		113.0%
Charge-offs	(53,462)		(38,881)		(29,902)		37.5	78.8	(92,343)		(47,724)		93.5
Recoveries	3,800		3,943		3,254		(3.6)	16.8	7,743		7,529		2.8
Net charge-offs	(49,662)		(34,938)		(26,648)		42.1	86.4	(84,600)		(40,195)		110.5
Provision for credit losses	61,891		43,712		62,895		41.6	(1.6)	105,603		92,890		13.7
Balance at end of period	$193,445		$181,216		$133,637		6.7	44.8	$193,445		$133,637		44.8

Allowance as a percentage of period end loans and leases	1.39%		1.31%		1.03%				1.39%		1.03%
Ratio of allowance to net
charge-offs(1)	1.0	X	1.3	X	1.3	X			1.1	X	1.7	X

Credit Loss Reserves
Allowance for loan and lease losses	$193,445		$181,216		$133,637		6.7	44.8
Reserves for unfunded commitments	2,655		1,730		1,227		53.5	116.4
Reserves netted against portfolio asset balances	13,828		15,102		-		(8.4)	100.0
Total credit loss reserves	$209,928		$198,048		$134,864		6.0	55.7

Total credit loss reserves as a percentage of period end loans and leases	1.50%		1.43%		1.04%
Ratio of total credit loss reserves to net charge-offs(1) (3)	1.0	X	1.4	X	1.3	X

Net Charge-offs as a Percentage of Average Loans and Leases(1)
Consumer real estate:
First mortgage lien	.96%		.86%		.56%				.91%		.46%
Junior lien	1.90		1.98		1.19				1.94		1.02
Total consumer real estate	1.26		1.22		.77				1.24		.64
Total consumer	1.35		1.29		.85				1.32		.72
Commercial real estate	2.51		.49		.86				1.52		.47
Commercial business	(.05)		2.39		1.74				1.19		1.08
Leasing and equipment finance	.79		.71		.55				.75		.47
Inventory finance	-		-		-				-		-
Total	1.43		1.04		.84				1.24		.64

Other Credit Quality Data
Delinquencies(2)
30+days	$178,165		$178,475		$120,823		(.2)	47.5
60+days	98,982		82,270		70,614		20.3	40.2
90+days	48,477		38,344		28,180		26.4	72.0
Delinquencies as a percentage of loan and lease portfolio(2):
30+days	1.30%		1.31%		.94%
60+days	.72		.60		.55
90+days	.35		.28		.22

Non-accrual loans and leases	$239,917		$205,916		$105,247		16.5	128.0
Real estate owned	96,862		70,748		55,112		36.9	75.8
Total non-performing assets	$336,779		$276,664		$160,359		21.7	110.0
Non-performing assets as a percentage of net loans and leases	2.45%		2.03%		1.25%

(1) Annualized
(2) Excludes non-accrual loans and leases
(3) Includes $1.4 million in write-offs related to credit reserves netted against portfolio asset balances in the second quarter of 2009

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At June 30, 2009, TCF’s:

•                  Allowance for loan and lease losses was $193.4 million, or 1.39 percent of loans and leases, up from $181.2 million, or 1.31 percent of loans and leases at March 31, 2009.

•                  Over-60-day delinquency rates were .72 percent, up from .60 percent at March 31, 2009 primarily due to increases in consumer real estate and leasing and equipment finance delinquencies.

•                  Non-accrual loans and leases increased $34 million, or 16.5 percent, from March 31, 2009 primarily due to increases for commercial real estate and leasing and equipment finance.  TCF may experience an increase in future quarters in non-accrual consumer real estate loans as a result of delays in the foreclosure process resulting from new laws or government policies in certain locations.

•                  Real estate owned increased $26.1 million, or 36.9 percent, from March 31, 2009 primarily due to increases in consumer real estate owned in Minnesota and Illinois.

For the quarter ended June 30, 2009, TCF’s:

•                  Provision for credit losses was $61.9 million, down from $62.9 million in the second quarter of 2008 and up from $43.7 million in the first quarter of 2009. The composition of the provision for credit losses in the second quarter of 2009 was driven by increased net charge-offs in the consumer real estate, commercial and leasing portfolios versus the composition in the second quarter of 2008 being largely driven by significant reserve rate increases in the consumer real estate portfolio.  The increase from the first quarter of 2009 was primarily due to increased charge-offs of commercial loans.

•                  Net loan and lease charge-offs were $49.7 million, or 1.43 percent annualized, of average loans and leases, up from $34.9 million, or 1.04 percent annualized, of average loans and leases, from the first quarter of 2009 primarily due to increases in commercial real estate net charge-offs, primarily in Michigan.

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Income Taxes

•                  Income tax expense was 38.7 percent of pre-tax income for the second quarter of 2009, compared with 44.3 percent for the comparable 2008 period and 36.2 percent for the first quarter of 2009. The second quarter of 2008 income tax expense included a $2.2 million year-to-date increase in income tax expense and a $2.8 million increase in deferred income taxes related to changes in state income taxes, primarily in Minnesota.

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Capital

Capital Information				Table 8
At period end
($ in thousands, except per-share data)	2Q 2009		4Q 2008
Total stockholders’ equity	$1,142,535		$1,493,776
Total stockholders’ equity to total assets	6.54%		8.92%
Book value per common share	$ 8.90		$ 8.99
Tangible realized common equity to assets(1)	5.75%		5.95%

Risk-based capital
Tier 1	$1,122,511	8.71%	$1,461,973	11.79%
Total	1,465,881	11.37	1,817,225	14.65
Total stated “well-capitalized” requirement	1,288,974	10.00	1,240,147	10.00
Excess over stated “well-capitalized” requirement	176,907	1.37	577,078	4.65

(1) Excludes the impact of preferred stock, goodwill and accumulated other comprehensive income (loss) (see Table 9 “Reconciliation of GAAP to Non-GAAP Measures”)

•                  TCF’s total risk-based capital at June 30, 2009 of $1.5 billion, or 11.37 percent of risk-weighted assets, is $176.9 million in excess of the stated “well-capitalized” requirement.

•                  On April 22, 2009, TCF redeemed all of the 361,172 outstanding shares of its Fixed-Rate Cumulative Perpetual Preferred Stock, Series A, $.01 Par Value. Since receiving the Capital Purchase Program funds on November 14, 2008, TCF paid the U.S. Department of the Treasury $7.9 million in cash dividends. Upon redemption, the difference of $12 million between the preferred stock redemption amount and the recorded amount was charged to retained earnings as a non-cash deemed preferred stock dividend. This deemed preferred stock dividend had no impact on total stockholders’ equity, but reduced earnings per diluted common share by 10 cents. Additionally, TCF recorded preferred stock dividends of $1.2 million, or 1 cent per common share, and $5.2 million, or 4 cents per common share, in the second and first quarters of 2009, respectively. The warrant issued to the U.S. Treasury under the Capital Purchase Program has not been repurchased and TCF has requested the U.S. Treasury to liquidate it, as required by law.

•                  On July 21, 2009, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share payable on August 31, 2009 to stockholders of record at the close of business on July 31, 2009.

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Reconciliation of GAAP to Non-GAAP Measures(1)		Table 9
At period end
($ in thousands)	2Q 2009	4Q 2008
Computation of stockholders’ equity to total assets:
Stockholders’ equity	$ 1,142,535	$ 1,493,776
Total assets	17,475,721	16,740,357
Stockholders’ equity to total assets	6.54%	8.92%

Computation of tangible realized common equity to total assets:
Stockholders’ equity	$ 1,142,535	$ 1,493,776
Less:
Preferred stock	-	348,437
Goodwill	152,599	152,599
Add:
Accumulated other comprehensive loss	15,296	3,692
Tangible realized common equity	$ 1,005,232	$ 996,432

Total assets	$ 17,475,721	$ 16,740,357

Tangible realized common equity to total assets	5.75%	5.95%

(1) In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of preferred stock, goodwill and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest by the industry. The methodology of calculating tangible realized common equity may vary between companies.

Website Information

A live webcast of TCF’s conference call to discuss second quarter earnings will be hosted at TCF’s website, www.tcfbank.com, on July 22, 2009 at 10:00 a.m., CDT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $17.5 billion in total assets. TCF has 444 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

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Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to, continued or deepening deterioration in general economic and banking industry conditions; continued increases in unemployment in TCF’s primary banking markets; limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act, as amended (“EESA”) or other related legislative and regulatory developments; the impact of the Obama Administration’s financial regulatory reform proposals including possible additional capital, consumer protection and supervisory requirements; the imposition of requirements with an adverse financial impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws; possible legislative changes, including restrictions on deposit fees and reduction of interchange revenue from debit card transactions and adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legislative, regulatory or other changes affecting customer account charges and fee income; legislative changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse findings in tax audits or regulatory examinations and resulting enforcement actions, including those provided for under the Bank Secrecy Act; changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new market conditions or regulatory requirements; lack of or inadequate insurance coverage for claims against TCF; technological, computer related or operational difficulties or loss or theft of information; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; results of litigation, including potential class action litigation concerning TCF’s lending or deposit activities or employment practices and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	June 30,		Change
	2009	2008	$	%
Interest income:
Loans and leases	$215,400	$208,407	$6,993	3.4%
Securities available for sale	23,217	28,858	(5,641)	(19.5)
Education loans held for sale	-	1,756	(1,756)	(100.0)
Investments and other	1,137	1,427	(290)	(20.3)
Total interest income	239,754	240,448	(694)	(.3)
Interest expense:
Deposits	33,345	36,954	(3,609)	(9.8)
Borrowings	49,946	51,932	(1,986)	(3.8)
Total interest expense	83,291	88,886	(5,595)	(6.3)
Net interest income	156,463	151,562	4,901	3.2
Provision for credit losses	61,891	62,895	(1,004)	(1.6)
Net interest income after provision for credit losses	94,572	88,667	5,905	6.7
Non-interest income:
Fees and service charges	77,536	67,961	9,575	14.1
Card revenue	26,604	26,828	(224)	(.8)
ATM revenue	7,973	8,267	(294)	(3.6)
Subtotal	112,113	103,056	9,057	8.8
Leasing and equipment finance	16,881	14,050	2,831	20.1
Other	820	4,398	(3,578)	(81.4)
Fees and other revenue	129,814	121,504	8,310	6.8
Gains on securities	10,556	1,115	9,441	N.M.
Total non-interest income	140,370	122,619	17,751	14.5
Non-interest expense:
Compensation and employee benefits	90,752	84,267	6,485	7.7
Occupancy and equipment	31,527	31,205	322	1.0
Deposit account premiums	7,287	2,441	4,846	198.5
Advertising and promotions	4,134	4,689	(555)	(11.8)
Operating lease depreciation	3,860	4,460	(600)	(13.5)
FDIC insurance premiums	13,303	437	12,866	N.M.
Foreclosed real estate and repossessed assets	6,125	4,892	1,233	25.2
Other	39,558	36,338	3,220	8.9
Total non-interest expense	196,546	168,729	27,817	16.5
Income before income tax expense	38,396	42,557	(4,161)	(9.8)
Income tax expense	14,853	18,855	(4,002)	(21.2)
Net income	23,543	23,702	(159)	(.7)
Preferred stock dividends	13,218	-	13,218	N.M.
Net income available to common stockholders	$10,325	$23,702	$(13,377)	(56.4)

Net income per common share:
Basic	$.08	$.19	$(.11)	(57.9)
Diluted	.08	.19	(.11)	(57.9)

Dividends declared per common share	$.05	$.25	$(.20)	(80.0)

Average common and common equivalent shares outstanding (in thousands):
Basic	126,449	124,797	1,652	1.3
Diluted	126,449	124,813	1,636	1.3

N.M. Not meaningful

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Six Months Ended
	June 30,		Change
	2009	2008	$	%
Interest income:
Loans and leases	$424,777	$420,184	$4,593	1.1%
Securities available for sale	48,918	57,137	(8,219)	(14.4)
Education loans held for sale	-	5,208	(5,208)	(100.0)
Investments and other	1,993	3,069	(1,076)	(35.1)
Total interest income	475,688	485,598	(9,910)	(2.0)
Interest expense:
Deposits	73,429	85,682	(12,253)	(14.3)
Borrowings	100,383	105,525	(5,142)	(4.9)
Total interest expense	173,812	191,207	(17,395)	(9.1)
Net interest income	301,876	294,391	7,485	2.5
Provision for credit losses	105,603	92,890	12,713	13.7
Net interest income after provision for credit losses	196,273	201,501	(5,228)	(2.6)
Non-interest income:
Fees and service charges	134,600	131,508	3,092	2.4
Card revenue	51,564	51,599	(35)	(.1)
ATM revenue	15,571	16,237	(666)	(4.1)
Subtotal	201,735	199,344	2,391	1.2
Leasing and equipment finance	29,532	26,184	3,348	12.8
Other	1,278	16,989	(15,711)	(92.5)
Fees and other revenue	232,545	242,517	(9,972)	(4.1)
Gains on securities	22,104	7,401	14,703	198.7
Total non-interest income	254,649	249,918	4,731	1.9
Non-interest expense:
Compensation and employee benefits	176,942	172,985	3,957	2.3
Occupancy and equipment	63,574	63,618	(44)	(.1)
Deposit account premiums	13,863	3,937	9,926	N.M.
Advertising and promotions	8,579	9,490	(911)	(9.6)
Operating lease depreciation	7,884	8,974	(1,090)	(12.1)
FDIC insurance premiums	17,098	858	16,240	N.M.
Foreclosed real estate and repossessed assets	10,416	7,507	2,909	38.8
Other	72,398	69,636	2,762	4.0
Total non-interest expense	370,754	337,005	33,749	10.0
Income before income tax expense	80,168	114,414	(34,246)	(29.9)
Income tax expense	29,978	43,286	(13,308)	(30.7)
Net income	50,190	71,128	(20,938)	(29.4)
Preferred stock dividends	18,403	-	18,403	N.M.
Net income available to common stockholders	$31,787	$71,128	$(39,341)	(55.3)

Net income per common share:
Basic	$.25	$.57	$(.32)	(56.1)
Diluted	.25	.57	(.32)	(56.1)

Dividends declared per common share	$.30	$.50	$(.20)	(40.0)

Average common and common equivalent shares outstanding (in thousands):
Basic	126,196	124,721	1,475	1.2
Diluted	126,196	124,744	1,452	1.2

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change From
	June 30,	December 31,	June 30,	December 31,	June 30,
	2009	2008	2008	2008	2008
ASSETS

Cash and due from banks	$ 431,328	$ 342,380	$ 349,817	26.0%	23.3%
Investments	166,770	155,725	153,550	7.1	8.6
U.S. Government sponsored enterprise and federal agencies mortgage-backed securities	1,484,496	1,965,554	2,116,952	(24.5)	(29.9)
U.S. Government sponsored enterprise debentures	602,381	-	-	N.M.	N.M.
Other securities	529	550	3,712	(3.8)	(85.7)
Total securities available for sale	2,087,406	1,966,104	2,120,664	6.2	(1.6)
Education loans held for sale	-	757	24,385	(100.0)	(100.0)
Loans and leases:
Consumer real estate and other	7,340,124	7,363,583	7,405,371	(.3)	(.9)
Commercial real estate	3,155,398	2,984,156	2,727,568	5.7	15.7
Commercial business	487,083	506,887	556,176	(3.9)	(12.4)
Leasing and equipment finance	2,822,858	2,486,082	2,263,431	13.5	24.7
Inventory finance	157,193	4,425	-	N.M.	N.M.
Total loans and leases	13,962,656	13,345,133	12,952,546	4.6	7.8
Allowance for loan and lease losses	(193,445)	(172,442)	(133,637)	(12.2)	(44.8)
Net loans and leases	13,769,211	13,172,691	12,818,909	4.5	7.4
Premises and equipment, net	448,514	447,826	441,402.2		1.6
Goodwill	152,599	152,599	152,599	-	-
Other assets	419,893	502,275	398,797	(16.4)	5.3
Total assets	$ 17,475,721	$ 16,740,357	$ 16,460,123	4.4	6.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$ 4,064,597	$ 3,969,768	$ 4,208,531	2.4	(3.4)
Savings and money market	5,668,069	3,677,301	3,527,203	54.1	60.7
Subtotal	9,732,666	7,647,069	7,735,734	27.3	25.8
Certificates of deposit	1,886,387	2,596,283	2,410,388	(27.3)	(21.7)
Total deposits	11,619,053	10,243,352	10,146,122	13.4	14.5
Short-term borrowings	25,829	226,861	411,802	(88.6)	(93.7)
Long-term borrowings	4,307,098	4,433,913	4,515,997	(2.9)	(4.6)
Total borrowings	4,332,927	4,660,774	4,927,799	(7.0)	(12.1)
Accrued expenses and other liabilities	381,206	342,455	297,901	11.3	28.0
Total liabilities	16,333,186	15,246,581	15,371,822	7.1	6.3
Stockholders’ equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 0, 361,172 and 0 issued	-	348,437	-	(100.0)	-
Common stock, par value $.01 per share, 280,000,000 shares authorized;130,398,951, 130,839,378 and 131,057,353 shares issued	1,304	1,308	1,310	(.3)	(.5)
Additional paid-in capital	306,718	330,474	345,668	(7.2)	(11.3)
Retained earnings, subject to certain restrictions	921,766	927,893	935,378	(.7)	(1.5)
Accumulated other comprehensive income (loss)	(15,296)	(3,692)	(36,986)	N.M.	(58.6)
Treasury stock at cost, 1,973,713, 3,413,855 and 4,576,330 shares, and other	(71,957)	(110,644)	(157,069)	(35.0)	(54.2)
Total stockholders’ equity	1,142,535	1,493,776	1,088,301	(23.5)	5.0
Total liabilities and stockholders’ equity	$ 17,475,721	$ 16,740,357	$ 16,460,123	4.4	6.2

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses

							Allowance as % of Portfolio
	At June 30, 2009		At March 31, 2009		At June 30, 2008		Change from
	Allowance		Allowance		Allowance		Mar. 31,	Jun. 30,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2009	2008
Consumer real estate	$114,283	1.57%	$103,475	1.42%	$72,034	.98%	15 bps	59 bps
Consumer other	3,026	5.00	2,519	4.53	2,461	3.59	47	141
Total consumer real estate and other	117,309	1.60	105,994	1.44	74,495	1.01	16	59
Commercial real estate	36,208	1.15	40,354	1.33	34,790	1.28	(18)	(13)
Commercial business	10,354	2.13	10,281	2.08	7,733	1.39	5	74
Leasing and equipment finance	28,921	1.02	24,140.86		16,619.73		16	29
Inventory finance	653.42		447.44		-	-	(2)	42
Total allowance for loan and lease losses	$193,445	1.39	$181,216	1.31	$133,637	1.03	8	36

Credit Loss Reserves

	At June 30, 2009		At March 31, 2009		At June 30, 2008		Change from
	Credit loss reserve		Credit loss reserve		Credit loss reserve		Mar. 31,	Jun. 30,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2009	2008
Allowance for loan and lease losses	$193,445	1.39%	$181,216	1.31%	$133,637	1.03%	8 bps	36 bps
Reserves for unfunded committments	2,655	N.M.	1,730	N.M.	1,227	N.M.	-	-
Reserves netted against portfolio asset balances	13,828	N.M.	15,102	N.M.	-	N.M.	-	-
Total credit loss reserves	$209,928	1.50	$198,048	1.43	$134,864	1.04	7	46

Net Charge-Offs

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2009	2009	2008	2008	2008	2009	2008
Consumer real estate
First mortgage lien	$ 11,793	$ 10,477	$ 10,198	$ 8,841	$ 6,803	$ 1,316	$ 4,990
Junior lien	11,203	11,849	10,664	9,469	7,205	(646)	3,998
Total consumer real estate	22,996	22,326	20,862	18,310	14,008	670	8,988
Consumer other	1,661	1,290	3,303	3,282	1,525	371	136
Total consumer real estate and other	24,657	23,616	24,165	21,592	15,533	1,041	9,124
Commercial real estate	19,531	3,640	2,958	2,694	5,736	15,891	13,795
Commercial business	(55)	2,981	2,631	65	2,308	(3,036)	(2,363)
Leasing and equipment finance	5,529	4,701	3,832	2,413	3,071	828	2,458
Inventory finance	-	-	-	-	-	-	-
Total	$ 49,662	$ 34,938	$ 33,586	$ 26,764	$ 26,648	$ 14,724	$ 23,014

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2009	2009	2008	2008	2008	2009		2008
Consumer real estate
First mortgage lien	.96%	.86%	.84%	.73%	.56%	10	bps	40	bps
Junior lien	1.90	1.98	1.76	1.56	1.19	(8)		71
Total consumer real estate	1.26	1.22	1.14	1.00	.77	4		49
Consumer other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total consumer real estate and other	1.35	1.29	1.32	1.17	.85	6		50
Commercial real estate	2.51	.49	.41	.39	.86	202		165
Commercial business	(.05)	2.39	2.01	.05	1.74	(244)		(179)
Leasing and equipment finance	.79	.71	.64	.42	.55	8		24
Inventory finance	-	-	-	-	-	-		-
Total	1.43	1.04	1.02	.82	.84	39		59

Troubled debt restructurings

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2009	2009	2008	2008	2008	2009	2008
Consumer
Accruing	$ 51,483	$ 24,877	$ 27,423	$ 23,844	$ 24,722	$ 26,606	$ 26,761
Non-accrual	10,257	9,692	9,216	7,216	7,934	565	2,323
Total consumer	61,740	34,569	36,639	31,060	32,656	27,171	29,084
Commercial	10,017	8,634	13,685	18,749	11,321	1,383	(1,304)
Total troubled debt restructurings	$ 71,757	$ 43,203	$ 50,324	$ 49,809	$ 43,977	$ 28,554	$ 27,780

(1) Annualized
N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Non-performing assets

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2009	2009	2008	2008	2008	2009		2008
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$ 83,766	$ 82,082	$ 71,078	$ 52,633	$ 42,776	$ 1,684		$ 40,990
Junior lien	11,209	11,373	11,793	12,433	9,654	(164)		1,555
Total consumer real estate	94,975	93,455	82,871	65,066	52,430	1,520		42,545
Consumer other	147	146	65	78	287	1		(140)
Total consumer real estate and other	95,122	93,601	82,936	65,144	52,717	1,521		42,405
Commercial real estate	87,252	67,264	54,615	46,011	38,404	19,988		48,848
Commercial business	11,532	11,857	14,088	16,356	1,306	(325)		10,226
Leasing and equipment finance	46,011	33,190	20,879	18,379	12,820	12,821		33,191
Inventory finance	-	4	-	-	-	(4)		-
Total non-accrual loans and leases	239,917	205,916	172,518	145,890	105,247	34,001		134,670
Other real estate owned:
Consumer real estate	72,745	45,633	38,632	34,101	35,269	27,112		37,476
Commercial real estate	24,117	25,115	23,033	20,078	19,843	(998)		4,274
Total other real estate owned	96,862	70,748	61,665	54,179	55,112	26,114		41,750
Total non-performing assets	$ 336,779	$ 276,664	$ 234,183	$ 200,069	$ 160,359	$ 60,115		$ 176,420

Non-performing assets as a percentage of net loans and leases	2.45%	2.03%	1.78%	1.55%	1.25%	42	bps	120	bps

Delinquency data - principal balances (1)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2009	2009	2008	2008	2008	2009		2008
60 days or more:
Consumer real estate
First mortgage lien	$65,022	$57,121	$53,482	$45,871	$37,138	$7,901		$27,884
Junior lien	13,403	10,141	13,940	10,238	7,648	3,262		5,755
Total consumer real estate	78,425	67,262	67,422	56,109	44,786	11,163		33,639
Consumer other	207	187	313	227	209	20		(2)
Total consumer real estate and other	78,632	67,449	67,735	56,336	44,995	11,183		33,637
Commercial real estate	2,150	-	225	5,085	17,615	2,150		(15,465)
Commercial business	129	9	605	264	478	120		(349)
Leasing and equipment finance	18,071	14,677	10,905	8,242	7,526	3,394		10,545
Inventory finance	-	135	-	-	-	(135)		-
Total 60 days or more	$98,982	$82,270	$79,470	$69,927	$70,614	$16,712		$28,368

Total 30 days or more	$178,165	$178,475	$149,284	$142,125	$120,823	$(310)		$57,342
Total 90 days or more	48,477	38,344	37,619	34,808	28,180	10,133		20,297

Delinquency data - % of portfolio (1)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2009	2009	2008	2008	2008	2009		2008
60 days or more:
Consumer real estate
First mortgage lien	1.34%	1.18%	1.11%	.95%	.77%	16	bps	57	bps
Junior lien	.58	.43	.58	.42	.31	15		27
Total consumer real estate	1.09	.93	.93	.78	.61	16		48
Consumer other	.34	.34	.51	.32	.31	-		3
Total consumer real estate and other	1.09	.93	.93	.77	.61	16		48
Commercial real estate	.07	-	.01	.18	.66	7		(59)
Commercial business	.03	-	.12	.05	.09	3		(6)
Leasing and equipment finance	.65	.53	.44	.36	.33	12		32
Inventory finance	-	.13	-	-	-	(13)		-
Total 60 days or more	.72	.60	.60	.54	.55	12		17
Total 30 days or more	1.30	1.31	1.13	1.10	.94	(1)		36
Total 90 days or more	.35	.28	.28	.27	.22	7		13

Potential Problem Loans and Leases (1) (2)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2009	2009	2008	2008	2008	2009		2008
Consumer real estate(3)	$51,483	$24,877	$27,423	$23,844	$24,722	$26,606		$26,761
Commercial real estate	143,644	176,277	137,332	100,028	100,288	(32,633)		43,356
Commercial business	41,847	35,826	27,127	30,619	49,809	6,021		(7,962)
Leasing and equipment finance	27,970	27,898	20,994	17,950	16,967	72		11,003
Inventory finance	-	-	-	-	-	-		-
Total	$264,944	$264,878	$212,876	$172,441	$191,786	$66		$73,158

(1)          Excludes non-accrual loans and leases.

(2)          Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

(3)          Consists of troubled debt restructured loans that are accruing interest.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2009			2008
	Average		Yields and	Average
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments and other	$166,824	$1,137	1.00%	$148,357	$1,427	3.86%
U.S. Government sponsored enterprise and federal agencies mortgage-backed securities	1,656,767	20,351	4.91	2,180,572	28,819	5.29
U.S. Government sponsored enterprise debentures	527,562	2,859	2.17	-	-	-
Other securities	498	7	5.63	4,008	39	3.89
Total securities available for sale	2,184,827	23,217	4.25	2,184,580	28,858	5.28
Education loans held for sale	-	-	-	123,457	1,756	5.72
Loans and leases:
Consumer real estate
Fixed-rate	5,453,117	88,612	6.52	5,581,129	93,536	6.74
Variable-rate	1,840,983	26,558	5.79	1,702,824	26,502	6.26
Consumer - other	36,255	781	8.64	46,492	994	8.60
Total consumer real estate and other	7,330,355	115,951	6.34	7,330,445	121,032	6.64
Commercial real estate
Fixed- and adjustable-rate	2,531,026	37,887	6.00	2,062,983	31,868	6.20
Variable-rate	579,004	5,709	3.95	593,409	7,436	5.04
Total commercial real estate	3,110,030	43,596	5.62	2,656,392	39,304	5.95
Commercial business
Fixed- and adjustable-rate	173,000	2,464	5.71	157,740	2,433	6.20
Variable-rate	310,493	2,533	3.27	371,730	4,493	4.86
Total commercial business	483,493	4,997	4.15	529,470	6,926	5.26
Leasing and equipment finance	2,809,787	48,387	6.89	2,229,467	41,145	7.38
Inventory finance	118,317	2,469	8.35	-	-	-
Total loans and leases	13,851,982	215,400	6.23	12,745,774	208,407	6.57
Total interest-earning assets	16,203,633	239,754	5.83	15,202,168	240,448	6.35
Other assets	1,432,284			1,171,686
Total assets	$17,635,917			$16,373,854

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,446,215			$1,464,237
Small business	571,676			577,510
Commercial and custodial	260,079			238,779
Total non-interest bearing deposits	2,277,970			2,280,526
Interest-bearing deposits:
Checking	1,792,493	1,950.44		1,883,948	2,789.60
Savings and money market	5,514,098	17,240	1.25	3,493,213	12,846	1.48
Subtotal	7,306,591	19,190	1.05	5,377,161	15,635	1.17
Certificates of deposit	2,087,490	14,155	2.72	2,471,216	21,319	3.47
Total interest-bearing deposits	9,394,081	33,345	1.42	7,848,377	36,954	1.89
Total deposits	11,672,051	33,345	1.15	10,128,903	36,954	1.47

Borrowings:
Short-term borrowings	29,027	24.33		363,302	1,977	2.19
Long-term borrowings	4,307,777	49,922	4.65	4,419,821	49,955	4.54
Total borrowings	4,336,804	49,946	4.62	4,783,123	51,932	4.37
Total deposits and borrowings	16,008,855	83,291	2.09	14,912,026	88,886	2.40
Other liabilities	403,561			355,187
Total liabilities	16,412,416			15,267,213
Stockholders’ equity	1,223,501			1,106,641
Total liabilities and stockholders’ equity	$17,635,917			$16,373,854

Net interest income and margin		$156,463	3.80%		$151,562	4.00%

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2009			2008
	Average		Yields and	Average
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments and other	$469,288	$1,993.85%		$149,501	$3,069	4.12%
U.S. Government sponsored enterprise and federal agencies mortgage-backed securities	1,828,908	46,010	5.03	2,140,695	56,757	5.30
U.S. Government sponsored enterprise debentures	269,668	2,894	2.15	-	-	-
Other securities	502	14	5.60	22,053	380	3.46
Total securities available for sale	2,099,078	48,918	4.66	2,162,748	57,137	5.28
Education loans held for sale	-	-	-	169,445	5,208	6.18
Loans and leases:
Consumer real estate
Fixed-rate	5,465,225	177,418	6.54	5,541,165	187,056	6.79
Variable-rate	1,829,669	52,781	5.82	1,652,929	54,696	6.65
Consumer - other	37,888	1,603	8.53	45,250	1,974	8.77
Total consumer real estate and other	7,332,782	231,802	6.37	7,239,344	243,726	6.77
Commercial real estate
Fixed- and adjustable-rate	2,471,014	74,171	6.05	2,019,163	63,112	6.29
Variable-rate	583,567	11,349	3.92	592,240	16,214	5.51
Total commercial real estate	3,054,581	85,520	5.65	2,611,403	79,326	6.11
Commercial business
Fixed- and adjustable-rate	174,216	5,014	5.80	167,715	5,188	6.22
Variable-rate	317,364	4,919	3.13	368,864	9,866	5.38
Total commercial business	491,580	9,933	4.07	536,579	15,054	5.64
Leasing and equipment finance	2,721,829	94,438	6.94	2,185,081	82,078	7.51
Inventory finance	73,644	3,084	8.38	-	-	N.A.
Total loans and leases	13,674,416	424,777	6.25	12,572,407	420,184	6.71
Total interest-earning assets	16,242,782	475,688	5.89	15,054,101	485,598	6.48
Other assets	1,151,381			1,200,353
Total assets	$17,394,163			$16,254,454

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,437,383			$1,439,809
Small business	567,479			571,329
Commercial and custodial	243,856			219,701
Total non-interest bearing deposits	2,248,718			2,230,839
Interest-bearing deposits:
Checking	1,770,111	4,637.53		1,865,277	7,520.81
Savings and money market	4,983,309	36,489	1.48	3,403,827	30,606	1.81
Subtotal	6,753,420	41,126	1.23	5,269,104	38,126	1.46
Certificates of deposit	2,274,409	32,303	2.86	2,485,789	47,556	3.84
Total interest-bearing deposits	9,027,829	73,429	1.64	7,754,893	85,682	2.22
Total deposits	11,276,547	73,429	1.31	9,985,732	85,682	1.73

Borrowings:
Short-term borrowings	36,537	118.65		381,162	5,587	2.95
Long-term borrowings	4,337,116	100,265	4.66	4,417,226	99,938	4.55
Total borrowings	4,373,653	100,383	4.62	4,798,388	105,525	4.42
Total deposits and borrowings	15,650,200	173,812	2.24	14,784,120	191,207	2.60
Other liabilities	391,814			363,429
Total liabilities	16,042,014			15,147,549
Stockholders’ equity	1,352,149			1,106,905
Total liabilities and stockholders’ equity	$17,394,163			$16,254,454

Net interest income and margin		$301,876	3.73%		$294,391	3.92%

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2009	2009	2008	2008	2008
Interest income:
Loans and leases	$215,400	$209,377	$211,322	$210,651	$208,407
Securities available for sale	23,217	25,701	25,232	28,577	28,858
Education loans held for sale	-	-	24	123	1,756
Investments and other	1,137	856	1,224	1,644	1,427
Total interest income	239,754	235,934	237,802	240,995	240,448
Interest expense:
Deposits	33,345	40,084	37,362	33,730	36,954
Borrowings	49,946	50,437	53,323	55,100	51,932
Total interest expense	83,291	90,521	90,685	88,830	88,886
Net interest income	156,463	145,413	147,117	152,165	151,562
Provision for credit losses	61,891	43,712	47,050	52,105	62,895
Net interest income after provision for credit losses	94,572	101,701	100,067	100,060	88,667
Non-interest income:
Fees and service charges	77,536	57,064	67,448	71,783	67,961
Card revenue	26,604	24,960	25,243	26,240	26,828
ATM revenue	7,973	7,598	7,688	8,720	8,267
Subtotal	112,113	89,622	100,379	106,743	103,056
Leasing and equipment finance	16,881	12,651	16,298	13,006	14,050
Other	820	458	130	3,296	4,398
Fees and other revenue	129,814	102,731	116,807	123,045	121,504
Gains on securities	10,556	11,548	8,167	498	1,115
Total non-interest income	140,370	114,279	124,974	123,543	122,619
Non-interest expense:
Compensation and employee benefits	90,752	86,190	83,323	84,895	84,267
Occupancy and equipment	31,527	32,047	32,503	31,832	31,205
Deposit account premiums	7,287	6,576	5,659	7,292	2,441
Advertising and promotions	4,134	4,445	4,643	5,017	4,689
Operating lease depreciation	3,860	4,024	4,269	4,215	4,460
FDIC insurance premiums	13,303	3,795	1,706	426	437
Foreclosed real estate and repossessed assets	6,125	4,291	6,341	4,883	4,892
Other	39,558	32,840	41,366	39,028	36,338
Total non-interest expense	196,546	174,208	179,810	177,588	168,729
Income before income tax expense	38,396	41,772	45,231	46,015	42,557
Income tax expense	14,853	15,125	17,527	15,889	18,855
Net income	23,543	26,647	27,704	30,126	23,702
Preferred stock dividends	1,193	5,185	2,540	-	-
Non-cash deemed preferred stock dividend	12,025	-	-	-	-
Net income available to common stockholders	$10,325	$21,462	$25,164	$30,126	$23,702

Net income per common share:
Basic	$.08	$.17	$.20	$.24	$.19
Diluted	.08	.17	.20	.24	.19

Dividends declared per common share	$.05	$.25	$.25	$.25	$.25

Financial Ratios:

Return on average assets (1)	.53%	.62%	.68%	.73%	.58%
Return on average common equity (1)	3.61	7.58	9.00	11.11	8.57
Net interest margin (1)	3.80	3.66	3.84	3.97	4.00
Average common equity to average assets	6.48	6.61	6.81	6.61	6.76

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2009	2009	2008	2008	2008

ASSETS

Cash and due from banks	$564,853	$609,168	$297,252	$288,884	$280,606
Investments	166,824	165,243	166,580	157,612	148,366
U.S. Government sponsored enterprise and federal agencies mortgage-backed securities	1,656,767	2,002,962	1,963,608	2,157,047	2,180,572
U.S. Government sponsored enterprise debentures	527,562	8,908	-	-	-
Other securities	498	506	2,953	3,840	4,008
Total securities available for sale	2,184,827	2,012,376	1,966,561	2,160,887	2,184,580
Education loans held for sale	-	-	1,876	12,516	123,457
Loans and leases:
Consumer real estate
Fixed-rate	5,453,117	5,477,467	5,496,533	5,550,124	5,581,129
Variable-rate	1,840,983	1,818,232	1,793,650	1,758,458	1,702,824
Consumer - other	36,255	39,539	43,619	45,939	46,492
Total consumer real estate and other	7,330,355	7,335,238	7,333,802	7,354,521	7,330,445
Commercial real estate
Fixed- and adjustable-rate	2,531,026	2,410,335	2,287,226	2,181,838	2,062,983
Variable-rate	579,004	588,181	608,709	594,992	593,409
Total commercial real estate	3,110,030	2,998,516	2,895,935	2,776,830	2,656,392
Commercial business
Fixed- and adjustable-rate	173,000	175,445	171,687	167,079	157,740
Variable-rate	310,493	324,311	350,949	377,747	371,730
Total commercial business	483,493	499,756	522,636	544,826	529,470
Leasing and equipment finance	2,809,787	2,632,893	2,389,225	2,300,429	2,229,467
Inventory finance	118,317	28,475	158	-	-
Total loans and leases	13,851,982	13,494,878	13,141,756	12,976,606	12,745,774
Allowance for loan and lease losses	(181,895)	(174,364)	(160,662)	(140,362)	(102,126)
Net loans and leases	13,670,087	13,320,514	12,981,094	12,836,244	12,643,648
Premises and equipment	449,622	450,128	447,249	443,185	442,016
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	447,105	439,692	394,024	359,632	398,582
	$17,635,917	$17,149,720	$16,407,235	$16,411,559	$16,373,854

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,446,215	$1,428,453	$1,345,832	$1,409,855	$1,464,237
Small business	571,676	563,236	593,626	597,894	577,510
Commercial and custodial	260,079	227,470	234,045	253,900	238,779
Total non-interest bearing deposits	2,277,970	2,219,159	2,173,503	2,261,649	2,280,526
Interest-bearing deposits:
Checking	1,792,493	1,747,480	1,754,111	1,837,540	1,883,948
Savings and money market	5,514,098	4,446,622	3,473,036	3,421,464	3,493,213
Subtotal	7,306,591	6,194,102	5,227,147	5,259,004	5,377,161
Certificates of deposit	2,087,490	2,463,405	2,448,815	2,469,327	2,471,216
Total interest-bearing deposits	9,394,081	8,657,507	7,675,962	7,728,331	7,848,377
Total deposits	11,672,051	10,876,666	9,849,465	9,989,980	10,128,903
Borrowings:
Short-term borrowings	29,027	44,131	454,202	429,861	363,302
Long-term borrowings	4,307,777	4,366,782	4,435,730	4,567,706	4,419,821
Total borrowings	4,336,804	4,410,913	4,889,932	4,997,567	4,783,123
Accrued expenses and other liabilities	403,561	380,202	366,063	339,304	355,187
Total liabilities	16,412,416	15,667,781	15,105,460	15,326,851	15,267,213
Stockholders’ equity:
Preferred stock	80,540	348,727	183,981	-	-
Common stock	1,304	1,305	1,309	1,309	1,311
Additional paid-in capital	301,937	319,872	328,078	336,127	347,043
Retained earnings	922,856	914,972	924,456	927,939	935,184
Accumulated other comprehensive loss	(5,097)	(5,745)	(13,896)	(36,468)	(19,748)
Treasury stock at cost and other	(78,039)	(97,192)	(122,153)	(144,199)	(157,149)
	1,223,501	1,481,939	1,301,775	1,084,708	1,106,641
	$17,635,917	$17,149,720	$16,407,235	$16,411,559	$16,373,854

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2009	2009	2008	2008	2008

ASSETS

Investments and other	1.00%	.71%	2.93%	4.16%	3.86%
U.S. Government sponsored enterprise and federal agencies mortgage-backed securities	4.91	5.12	5.13	5.29	5.29
U.S. Government sponsored enterprise debentures	2.17	1.57	-	-	-
Other securities	5.63	5.58	3.93	3.64	3.89
Total securities available for sale	4.25	5.11	5.13	5.29	5.28
Education loans held for sale	-	-	5.09	3.91	5.72
Loans and leases:
Consumer real estate
Fixed-rate	6.52	6.57	6.63	6.70	6.74
Variable-rate	5.79	5.85	6.00	6.19	6.26
Consumer - other	8.64	8.43	8.57	8.34	8.60
Total consumer real estate and other	6.34	6.40	6.48	6.59	6.64
Commercial real estate
Fixed- and adjustable-rate	6.00	6.11	6.14	6.13	6.20
Variable-rate	3.95	3.89	4.87	4.97	5.04
Total commercial real estate	5.62	5.67	5.87	5.88	5.95
Commercial business
Fixed- and adjustable-rate	5.71	5.89	5.65	5.63	6.20
Variable-rate	3.27	2.98	4.44	4.59	4.86
Total commercial business	4.15	4.01	4.83	4.91	5.26
Leasing and equipment finance	6.89	7.00	7.15	7.14	7.38
Inventory finance	8.35	8.64	10.13	-	-
Total loans and leases	6.23	6.27	6.41	6.47	6.57

Total interest-earning assets	5.83	5.96	6.20	6.27	6.35

LIABILITIES

Interest-bearing deposits:
Checking	.44	.62	.67	.54	.60
Savings and money market	1.25	1.76	1.79	1.45	1.48
Subtotal	1.05	1.44	1.41	1.13	1.17
Certificates of deposit	2.72	2.98	3.05	3.02	3.47
Total interest-bearing deposits	1.42	1.88	1.94	1.74	1.89

Total deposits	1.15	1.49	1.51	1.34	1.47

Borrowings:
Short-term borrowings	.33	.86	.97	2.13	2.19
Long-term borrowings	4.65	4.67	4.69	4.60	4.54
Total borrowings	4.62	4.63	4.34	4.39	4.37

Total interest-bearing liabilities	2.43	2.81	2.87	2.78	2.82

Net interest margin	3.80%	3.66%	3.84%	3.97%	4.00%

(1) Annualized

###